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                                                                      EXHIBIT 3B


                        THE COMPANIES LAW (1998 REVISION)

                            COMPANY LIMITED BY SHARES

                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION*

                                       OF

                             FRUIT OF THE LOOM, LTD.


                                   PRELIMINARY

1. The regulations in Table "A" in the Schedule to the Law shall not apply to the Company except insofar as they are repeated or contained in these Articles.

                                 INTERPRETATION

2.       In these Articles if not inconsistent with the subject or context:-

         2.1      "Articles"                means the articles of association of
                                            the Company for the time being in
                                            force.

                  the "Company"             means the above named company.

                  "Class A Shares"          means the Class A ordinary shares of
                                            par value US$0.01 each in the
                                            capital of the Company having the
                                            rights set out in these Articles.

                  "Class B Shares"          means the Class B redeemable
                                            ordinary shares of par value US$0.01
                                            each in the capital of the Company
                                            having the rights set out in these
                                            Articles.

                  "Directors"               means the directors for the time
                                            being of the Company.

                  "Farley Affiliate"        means William Farley or any company,
                                            corporation, partnership, joint
                                            venture, trust or other person or
                                            entity the Voting Control of which
                                            is held directly or indirectly by
                                            William Farley.

                  "FTL-Delaware"            means Fruit of the Loom, Inc., a
                                            Delaware corporation.


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                  "FTL-Delaware
                  Preferred Stock"          means the shares of cumulative
                                            exchangeable preferred stock of par
                                            value US$0.01 each issued by
                                            FTL-Delaware.

                  "FTL-Delaware
                  Common Stock"             means the shares of common stock of
                                            par value US$0.01 each issued by
                                            FTL-Delaware.

                  the "Law"                 means the Companies Law (1998
                                            Revision) and every statutory
                                            modification or re-enactment thereof
                                            for the time being in force.

                  "member"                  has the meaning assigned to it in
                                            the Law.

                  "Memorandum of
                    Association"            means the memorandum of association
                                            of the Company for the time being in
                                            force.

                  "Preference Shares"       means the preference shares of par
                                            value US$0.01 each in the capital of
                                            the Company which may be issued from
                                            time to time in accordance with the
                                            terms of these Articles.

                  "Secretary"               means any person appointed to
                                            perform the duties of secretary of
                                            the Company and shall include an
                                            assistant secretary.

                  "share"                   includes a fraction of a share.

                  "Special Resolution"      has the meaning assigned to it in
                                            the Law.

                  "Voting Control"          means either (i) the beneficial
                                            ownership, direct or indirect, of
                                            more than 50 per cent. of the
                                            outstanding voting securities of a
                                            company or corporation or, in the
                                            case of unincorporated persons or
                                            entities, of the similar power to
                                            control the affairs of such persons
                                            or entities, or (ii) the contractual
                                            power to elect or designate a
                                            majority of the directors of a
                                            company or corporation or, in the
                                            case of unincorporated persons or
                                            entities, of individuals exercising
                                            similar functions.

                  "William Farley"          means William F. Farley.

         2.2 expressions defined in the Law, or any statutory modification or re-enactment thereof in force at the date on which these Articles become binding on the Company, shall have the meanings so defined.

        2.3 words importing the singular number shall include the plural number and vice versa.

        2.4 words importing the masculine gender shall include the feminine and neuter genders.

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         2.5      persons shall include corporations.

                                     SHARES



3. Subject to Article 7.2 of these Articles and to the provisions, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine and, subject to the provisions of the Law, any preference share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

4. If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued shares of the class (but so that if, at any adjourned meeting of such holders, a quorum as defined above is not present, those members who are present shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and, on a poll, shall have one vote for each share of the class of which he is the holder.

5. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith provided that the rights attaching to the Class B Shares shall be deemed to be so varied upon any such creation or issuance.

6. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as is otherwise provided by these Articles, by law or under an order of a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

7.       7.1    Subject to Article 38 and to the provisions of these Articles relating to shares, the shares shall be at the disposal of the Directors and they may (subject to the provisions of the Law) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as they think fit but so that no share shall be issued at a discount, except in accordance with the provisions of the Law, and so that in the case of shares offered to the public for subscription the amount payable



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                  on application on each share shall not be less than such
                  percentage of the nominal amount of the share as shall be determined by the Directors.

         7.2 Without prejudice to the generality of Article 7.1, subject as provided in Article 4 of these Articles, the board of Directors is expressly authorised, from time to time:-

                  7.2.1 to fix the number of shares in one or more classes or series of the Preference Shares;

                  7.2.2 to determine the designation of any such class or series;

                  7.2.3 to determine or alter, without limitation or restrictions, the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of the Preference Shares; and

                  7.2.4 within the limits or restrictions stated in any resolution or resolutions of the board of Directors originally fixing the number of shares constituting any class or series of the Preference Shares, to increase or decrease (but not below the number of shares then issued) the number of shares in any such class or series subsequent to issue of shares of that class or series.

8. At the date of adoption of these Articles the authorised share capital of the Company is two million three hundred and fifty thousand and one United States dollars (US$2,350,001) divided into two hundred million Class A Shares, thirty-five million Preference Shares and one hundred Class B Shares.

9. The rights attaching to the Class A Shares and the Class B Shares are as follows:-

         9.1      As to voting:

                  9.1.1 Save as provided in Articles 9.1.2, 9.1.3 and 9.1.4, and subject to Article 4 above, the holders of the Class A Shares and the holders of the Class B Shares shall have the right to receive notice of, attend at and vote at a general meeting of the members as if the same constituted one class of shares;

                  9.1.2 Save as provided in Articles 9.1.3 and 9.1.4, at all general meetings of the Company every holder of Class A Shares present in person or by proxy and entitled to vote shall have one vote for each Class A Share of which he is the holder. Again, save as provided in Articles 9.1.3 and 9.1.4, at a general meeting of the Company every holder of Class B Shares present in person or by proxy and entitled to vote shall have 6,536,776.3 votes for each Class B Share of which he is the holder and, for the purposes of these Articles, at any general meeting a poll shall, in all cases, be deemed to have been demanded;

                  9.1.3 The holders of the Class A Shares, as a Class, shall be entitled to elect and/or remove twenty five per cent. (25%) of the total number of Directors


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                           constituting the whole board of Directors from time
                           to time (the "Class A Directors") and if such twenty five per cent. is not a whole number, then the holders of the Class A Shares, as a class, shall be entitled to elect and/or remove the nearest higher whole number of Directors that is at least twenty five per cent. of the total number of Directors. The holders of the Class A Shares and the Class B Shares voting together shall be entitled to elect and/or remove the remaining Directors and in such case the holders of the Class A Shares and the holders of the Class B Shares shall be entitled to cast the respective number of votes set out in Article 9.1.2;

                  9.1.4 Any vacancy in the office of a Director elected by the holders of the Class A Shares, voting as a separate Class, may be filled by a vote of such holders, voting as a separate Class, and any vacancy in the office of a Director elected by the holders of the Class A and Class B Shares, voting together may be filled by a vote of such holders or, in the absence of any such election, in the case of a vacancy in the office of a Director elected by either the Class A Shares or the Class B Shares, such vacancy may be filled by the vote of all the remaining Directors. Any Director elected by the board of Directors to fill a vacancy shall serve until the next ordinary general meeting of the Company and until his or her successor has been elected and has qualified. If the number of the board of Directors is increased then any vacancy so created may be filled by the board of Directors provided that the board of Directors may be so enlarged by the Directors only to the extent that at least twenty five per cent. of the enlarged board of Directors consists of Directors elected by the holders of the Class A Shares or of persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Class A Shares;

                  9.1.5 Notwithstanding anything in this Article 9 to the contrary, subject to the voting rights of the holders of any class or series of the Preference Shares, the holders of the Class A Shares shall have the exclusive voting power on all matters upon which, pursuant to the Law, the Memorandum of Association or these Articles, the holders of the Class A Shares and Class B Shares are entitled to vote, at any time when no Class B Shares are issued and outstanding.

         9.2      As to dividend:

                  Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, the Class A Shares and the Class B Shares shall confer upon the holder thereof an entitlement to participate pari passu, on a share for share basis with the holders of any other class of ordinary shares in such dividends as may, in accordance with these Articles, be declared from time to time by the Company as if the same constituted one class of shares.


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         9.3      As to capital:

                  Without prejudice to the rights of holders of shares issued upon special terms and conditions, the Class A Shares and the Class B Shares shall confer upon the holder thereof an entitlement to participate in the surplus assets of the Company available for distribution pari passu on a share for share basis with the holders of any other class of ordinary shares as if the same constituted one class of shares.

         9.4      As to redemption:

                  9.4.1 The Class A Shares or any of them are not subject to redemption either by the Company or the holder or holders thereof.

                  9.4.2 Subject to the Law, a Class B Share shall be redeemed by the Company, and shall be taken to have been redeemed without the need for any further action upon the part of the Company, upon any actual or purported sale, gift, assignment, distribution, conveyance, hypothecation or other disposition or transfer, whether by operation of law or otherwise (collectively a "Transfer"), of such Class B Share by William Farley or any Farley Affiliate, other than a Permitted Transfer (as defined in Article 9.5.3) of such Class B Share at a redemption price per Class B Share equal to the closing price on the New York Stock Exchange of a Class A Share on the last trading day prior to the date of redemption (the "Redemption Price").

                  9.4.3 Subject to the Law, all Class B Shares held by a shareholder shall be redeemed by the Company and shall be taken to have been redeemed without the need for any further action upon the part of the Company upon a Transfer of all the FTL-Delaware Preferred Stock (or FTL-Delaware Common Stock received upon conversion thereof) by William Farley or any Farley Affiliate other than a Permitted Transfer (as defined in Article 9.5.3) of such FTL-Delaware Preferred Stock or FTL-Delaware Common Stock (as applicable) provided that if less than all the FTL-Delaware Preferred Stock or FTL-Delaware Common Stock (as applicable) is subject to any such Transfer (other than a Permitted Transfer) a proportionate number of the Class B Shares equal to the percentage of the FTL-Delaware Preferred Stock or FTL-Delaware Common Stock (as applicable) held by such Class B shareholder subject to such Transfer shall be and shall be taken to have been so redeemed, in each case at a price per Class B Share equal to the Redemption Price.

                  9.4.4 Upon a redemption of any of the FTL Delaware Preferred Stock by FTL-Delaware then, subject to the Law, the Company shall redeem, and shall be taken to have redeemed without the need for any further action upon the part of the Company, a proportionate number of the Class B Shares held by a holder of Class B Shares equal to the percentage of the FTL Delaware Preferred Stock held by such Class B shareholder so redeemed at a price per Class B Share equal to the Redemption Price.

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                  9.4.5    Upon the exchange of any of the FTL-Delaware
                           Preferred Stock by a holder pursuant to the terms thereof for Class A Shares then, subject to the Law, the Company shall redeem and shall be taken to have redeemed, without the need for any further action upon the part of the Company, a proportionate number of the Class B Shares held by a holder of Class B Shares equal to the percentage of the outstanding FTL-Delaware Preferred Stock held by such Class B shareholder so exchanged at a price per Class B Share equal to the Redemption Price.

         9.5      As to transfer:

                  9.5.1 The Class A Shares, or any of them, shall be freely transferable by the holder or holders thereof.

                  9.5.2 Save as provided in Article 9.5.3, a Class B Share shall not be and shall not be capable of being Transferred and any purported Transfer of any Class B Share shall be null and void against the Company and the provisions of Article 9.4.2 shall apply with respect to such Class B Share.

                  9.5.3 A Class B Share and/or, subject to the terms of issue of the same by FTL-Delaware, a share of FTL-Delaware Preferred Stock (or a share of FTL-Delaware Common Stock received upon conversion thereof) may be freely Transferred by a Farley Affiliate to another Farley Affiliate (a "Permitted Transfer") and no such Transfer shall give rise to a redemption of the Class B Shares under the provisions of Article 9.4.2. A majority of the Directors shall have the power and the duty to determine for the purposes of these Articles, on the basis of the information known to them after reasonable enquiry, whether (a) a person or entity is a Farley Affiliate or shall have ceased to be a Farley Affiliate, (b) a Transfer or a Permitted Transfer shall have occurred and (c) William Farley holds the Voting Control of any entity. The holders of the Class B Shares shall upon demand disclose to the Directors in writing such information with respect to the direct and indirect beneficial ownership of the Class B Shares as the Directors deem necessary to make determinations required of them pursuant to these Articles.

         9.6      As to consolidation, etc.:

                  Without prejudice to Article 4 of these Articles, neither the Class A Shares nor the Class B Shares may be subdivided, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other class of ordinary shares (Class A Shares or Class B Shares as applicable) is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner unless consented to by the holders of a majority of each class of ordinary shares (Class A Shares and Class B Shares).


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         9.7      As to Amalgamations, Mergers, etc.:


                  Without prejudice to Article 4 of these Articles and subject always to the Law and to the discretion of the court of the Cayman Islands under the Law to grant such orders as it thinks fit, unless consented to by the holders of a majority of each class of ordinary shares (Class A Shares and Class B Shares), in any amalgamation, reconstruction, merger, consolidation or other business combination of the Company with or into another company or corporation, whether or not the Company is the surviving company or corporation, the consideration per share to be received by the holders of either the Class A Shares or the Class B Shares in such amalgamation, reconstruction, merger, consolidation or other business combination must be identical to that received by holders of the other class of shares (Class A Shares or Class B Shares as applicable). Without prejudice to Article 4 of these Articles and subject always to the Law and to the discretion of the court of the Cayman Islands under the Law to grant such orders as it thinks fit, in any such amalgamation, reconstruction, merger, consolidation or other business combination of the Company in which shares are issued or distributed, unless consented to by the holders of a majority of each class of ordinary shares (Class A Shares and Class B Shares) such shares may differ as to voting rights to the extent and only to the extent that the voting rights attaching to the Class A Shares and the Class B Shares differ as provided in these Articles.

10. Subject to the terms of any prospectus issued from time to time by the Company, every person whose name is entered as a member in the register of members shall, without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

11.      Where a share certificate is countersigned:-

         11.1 by a transfer agent, other than the Company, or its officers or employees; or

         11.2 by a registrar, other than the Company, or its officers or employees;

         any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

12. Subject as otherwise provided in these Articles, if a share certificate is worn out, defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one United States dollar and on such terms, if any, as to evidence and indemnity, as the Directors think fit.


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                                      LIEN

13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a lien on all shares (other than fully paid-up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company but the Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

14. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

15. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The Purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in relation to the sale.

16. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

17. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times provided that no call shall exceed one-half of the nominal value of the share or be payable earlier than one month from the date fixed for the payment of the previous call and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed at the determination of the Directors.

18. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.


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20.      If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from such day appointed for payment to the time of actual payment at such rate not exceeding six per cent. per annum as the Directors may determine but the Directors shall be at liberty to waive payment of such interest wholly or partly.

21. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time (whether on account of the nominal value of the share or by way of premium or otherwise) as if the same had become payable by virtue of a call duly made and notified.

23. The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

24. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (without the sanction of the Company in general meeting) six per cent. per annum, as may be agreed upon between the member paying the sum in advance and the Directors.

                       TRANSFER AND TRANSMISSION OF SHARES

25. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof provided that the Directors may waive execution by the transferee of the instrument of transfer but shall, as soon as possible thereafter, inform the transferee of such waiver of execution.

26. Subject to such of the restrictions of these Articles (if any) as may be applicable, including, without limitation, Article 9.5, shares shall be transferred by instrument in writing in the following form or in any usual or common form approved by the Directors:-


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                                 SHARE TRANSFER

         I,                ,                of                (hereinafter
         called the "Transferor") in consideration of the sum of
         paid to me by ,         of (hereinafter called the "Transferee") do
         HEREBY TRANSFER to the Transferee the share or shares numbered in the Company.
         Dated the day of

         Signed by the Transferor:-

         WITNESS to the signature of the Transferor:-


         Signed by the Transferee:-

         WITNESS to the signature of the Transferee:-


27. Subject to Article 9.5, the Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine provided always that such registration shall not be suspended for more than thirty days in any year.

         The Directors may also decline to recognise any instrument of transfer unless:-

         27.1 a fee of not exceeding one United States dollar is paid to the Company in respect thereof; and

         27.2 the instrument of transfer is accompanied by the share or stock certificate to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

         If the Directors refuse to register a transfer of any shares they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

28. Subject to Article 9.4, in the case of the death of a member, the legal personal representative of a deceased sole shareholder shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or, again, subject to Article 9.4, the legal personal representatives of the deceased shareholder, shall be the only persons recognised by the Company as having any title to the share.

29. Subject to Article 9.4, any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt member before his death or bankruptcy (as the case may be).

30. A person becoming entitled to a share by reason of the death or bankruptcy of the shareholder shall, subject to Article 9.4, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered shareholder except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided always that the Directors may, subject to Article 9.4, at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonus or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                              FORFEITURE OF SHARES

31. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all expenses incurred by the Company by reason of such non-payment.

32. The notice shall name a day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

33. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

34. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

35. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

36. A voluntary declaration in writing that the declarant is a Director or the Secretary and that a share in the Company has been duly sold, forfeited or otherwise disposed of on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale, forfeiture or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold, forfeited or otherwise disposed and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in relation to the sale, forfeiture or disposal of the share.

37. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum, which by the terms of issue of a share, becomes payable at a fixed time (whether on account of the nominal value of the share or by way of premium or otherwise) as if the same had been payable by virtue of a call duly made and notified.

                          PRE-EMPTIVE AND SHARE RIGHTS

38. No holder of shares of any class shall have any preemptive right and no holder of shares shall have any other preferential right of first refusal to purchase or subscribe for any share (whether such shares be of the original, increased or altered capital) or any obligations convertible into, or any options or warrants to purchase any shares (again, whether such shares be of the original, increased or altered capital) of any class, other than such, if any, as the Directors may from time to time determine, and at such price as the Directors shall from time to time fix. Any share or any obligations, options or warrants which the Directors may determine to offer for subscription to holders of any shares may, as the Directors shall determine, be offered to holders of shares of any class or classes or series, and if offered to holders of shares of more than one class or series, in such proportions as between such classes and series as the Directors may determine.

                              ALTERATION OF CAPITAL

39. The Company may from time to time by ordinary resolution increase its share capital by such sum, to be divided into shares of such amount or without nominal or par value, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as the Company in general meeting may determine provided that the Company shall not divide its share capital into both shares of a fixed amount and shares without nominal or par value.

40. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender and otherwise.

41.      The Company may by ordinary resolution:-

         41.1 subject to Article 9.6, consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

         41.2 subject to Article 9.6, sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Law; and

         41.3 cancel any shares which, at the date of the passing of the ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

42.      The Company may:-

         42.1 by Special Resolution, with the confirmation of the Grand Court of the Cayman Islands, reduce its share capital and any capital redemption reserve fund or share premium account in any manner and with, and subject to, any consent required by the Law;

         42.2 subject to Article 9.4, by resolution of its Directors purchase its own shares (including any redeemable shares and fractions of a share) in any manner whatsoever; and

         42.3 make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

                               STATUTORY MEETINGS

43. The Company shall hold a general meeting once in every calendar year on the 15th May, if not a legal holiday in the Cayman Islands or the United States of America, and if a legal holiday then on the next secular day following, at 10:00 a.m. at such place or at such other date, time and place as the Directors may determine. The above mentioned general meetings shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

44. The Company shall hold at least one Directors meeting in the Cayman Islands in each calendar year.

                                GENERAL MEETINGS

45. The Directors may, whenever they think fit or the Chairman of the board of Directors or the President of the Company, if any, may, whenever he or she may think fit, convene an extraordinary general meeting. The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-half of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called and shall be left at the registered office of the Company. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members holding in the aggregate not less than one-half of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office of the Company or at some convenient place within, or without, the Cayman Islands at such time, subject to the Company's Articles as to notice, as the persons convening the meeting fix.

46.      46.1     Subject to the provisions of the Law relating to Special
                  Resolutions, ten days notice at the least (exclusive of the day on which the notice is served or deemed to be served but inclusive of the day for which the notice is given) specifying the place, the day and the hour of the general meeting and, in case of special business, the general nature of that business shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company but with the consent of all the members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice and in such manner as those members may think fit.

         46.2 For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Directors may provide that the register of members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the register of members shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date (the "Record Date") for such determination shall be the date of the closure of the register of members.

         46.3 In lieu of or apart from closing the register of members, the Directors may fix in advance a date as the Record Date for any such determination of members entitled to notice of or to vote at a meeting of members and for the purpose of determining the members entitled to receive payment of any dividend the Directors may, at or within ninety days prior to the date of declaration of such dividend, fix a subsequent date no later than the date of declaration as the Record Date for such determination.

         46.4 If the register of members is not so closed and no Record Date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the Record Date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this section, such determination shall apply to any adjournment thereof.

47. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

48. All business that is transacted at an extraordinary general meeting, and all that is transacted at an ordinary general meeting (with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and the ordinary report of the Directors and auditors, the election of Directors and other officers in place of those retiring and the fixing of the remuneration of the auditors) shall be deemed special business.

49. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; the presence in person or by proxy of the holders of record of shares entitled, on a poll, to vote a majority of the votes entitled to be voted at such meeting shall be a quorum for all purposes provided always that, if there is only one member of record entitled to attend and vote at general meetings, that one member present in person or by proxy shall be a quorum and such member may transact business by written resolution as if a meeting were being held under the provisions of these Articles.

50. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum and may transact the business for which the meeting was called.

51. The Chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the members present shall choose one of their number to be Chairman of the meeting.

52. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53. Subject to Article 9.1, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman of the meeting or any member present in person or by proxy entitled to vote and, unless a poll is so demanded, a declaration by the Chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. At any general meeting of the Company, whether ordinary or extraordinary, a poll shall, in all cases, be deemed to have been demanded.

54. Subject to Article 9.1.2, if a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of the Chairman of the meeting or on a question of adjournment shall be taken forthwith. Again, subject to Article 9.1.2, a poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. Subject to Article 9.1.2, the demand for a poll may be withdrawn.

55. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

                                VOTES OF MEMBERS

56. Subject to any rights or restrictions for the time being attached to any class or classes of shares, including, without limitation, the provisions of Article 9.1 of these Articles, on a show of hands every member present in person, and entitled to vote, shall have one vote. On a poll, subject to the provisions of Article 9.1 of these Articles, every member entitled to vote shall have one vote for each share of which he is the holder. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

57. In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members.

58. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, or other person in the nature of a committee appointed by that court and any such committee, receiver or other person may, on a show of hands or on a poll, vote by proxy.

59.      59.1     Subject to the Law, the Company in general meeting may
                  determine (and may revoke, alter or amend such determination) that no member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

         59.2 No member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the Record Date for such meeting.

60. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

61. On a poll or on a show of hands votes may be given either personally or by proxy.

62. The instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

63. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power of attorney or other authority, shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting at such time (if any) as the notice may specify before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote and, in default, the instrument of proxy may, at the option of the Company not be treated as valid. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

64. An instrument appointing a proxy may afford members an opportunity of voting for or against a resolution and may be in the following form or a form as near thereto as circumstances admit or any other form approved by the Directors:-

Fruit of the Loom, Ltd.

         I,       of            being a member of the Company, hereby appoint
                of                 as my proxy, to vote for me and on my behalf
         at the

         (ordinary or extraordinary, as the case may be) general meeting of the Company to be held on the day of and at any adjournment thereof.

         Signed by:-                                this             day of

65. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

                             RESOLUTIONS IN WRITING

66. A resolution in writing (whether ordinary or special and whether in one or more counterparts) signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

67. Any corporation which is a member of the Company may, in accordance with its articles of association or, in the absence of such provision, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                             DIRECTORS AND OFFICERS

68. The number of Directors shall not be less than three nor more than fifteen and the names of the first Directors shall be determined in writing by a majority of the subscribers to the Memorandum of Association. Within the limits above specified, the number of Directors shall be determined by resolution of the board of Directors or by the members at the ordinary general meeting.

69. Thereafter, and subject as otherwise provided in these Articles, including, without limitation, to the provisions of Article 9.1, Directors shall be appointed by a resolution of the Company. At a general meeting, subject to Article 9.1, a motion for the appointment of two or more persons as Directors may be made by a single resolution.

70. The remuneration of the Directors shall, from time to time, be determined by the board of Directors. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company. Any Director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

71. The Directors may, on behalf of the Company, pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

72.      72.1     A Director or officer of the Company may be or become a
                  director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or officer shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

         72.2 A Director or officer of the Company may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director or officer for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

         72.3 No Director or officer of the Company shall be disqualified by his office from holding any office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested, or from contracting or dealing with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested, be avoided, nor shall any Director or officer be liable to account to the Company for any profit arising from any such office or place of profit or realised by any such contract or arrangement by reason only of such Director or officer holding that office or of the fiduciary relations thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is taken into consideration if his interest then exists, or in any other case at the first meeting of the Directors after the acquisition of his interest. A general notice that a Director or officer is a member of any specified firm or company, and is to be regarded as interested in all transactions with that firm or company, shall be a sufficient disclosure under this Article as regards such Director or officer and the said transactions, and after such general notice it shall not be necessary for such Director or officer to give a special notice relating to any particular transaction with that firm or company.

         72.4 A Director or officer of the Company may, notwithstanding his interest, be counted in the quorum present at any meeting at which he or any other Director or officer is appointed to hold any such office or place of profit under the Company or at which the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

         72.5 Any Director or officer of the Company may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer provided that nothing herein contained shall authorise a Director or officer or his firm to act as auditor of the Company.

73. The share qualification for a Director may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required.

74.      74.1     The Directors may entrust to and confer upon a Managing
                  Director, President, Chief Executive Officer, Chairman of the
                  Board, Vice Chairman of the Board, Vice-President, Manager,
                  Secretary, Assistant Secretary, Treasurer or any other officer of the Company any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.The board of Directors may designate whether the Chairman of the board, if one shall have been chosen, or the President shall be the Chief
                  Executive Officer of the Company. If a Chairman of the board has not been chosen, or if one has been chosen but not designated Chief Executive Officer, then the President shall be the Chief Executive Officer of the Company. The Chief
                  Executive Officer shall be the principal executive officer of the Company and shall in general supervise and control all the business and affairs of the Company, unless otherwise provided by the board of Directors. Subject as otherwise provided in these Articles, she or he shall preside at all meetings of the members and of the board of Directors and shall see that orders and resolutions of the board of Directors are carried into effect. She or he may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Company except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of Directors or by these Articles to some other officer or agent of the Company. She or he shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Company and his or her decision as to any matter affecting the Company shall be final and binding as between the officers of the Company subject only to its board of Directors.

         74.2 In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the board has been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Company under the general supervision of the Chief Executive Officer. She or he shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Company except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of Directors, or by these Articles to some other officer or agent of the Company. In general, she or he shall perform all duties incident to the office of President and such other duties as the Chief Executive Officer or the board of Directors may from time to time prescribe.

         74.3 If the Chairman of the board has not been designated Chief Executive Officer, she or he shall perform such duties as may be assigned to him or her by the Chief Executive Officer or by the board of Directors.

         74.4 The Vice Chairman of the board shall, in the absence of the Chairman of the board or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chairman of the board and shall perform such other duties and have such other powers as the Chief Executive Officer or the board of Directors may from time to time prescribe.

         74.5 In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the board of Directors may from time to time prescribe.

         74.6 The Secretary shall attend all meetings of the board of Directors and all meetings of the members and record all the proceedings of the meetings of the Company and of the board of Directors in a book to be kept for that purpose and shall perform like duties for any standing committees when required. She or he shall give, or cause to be given, notice of all meetings of the members and special meetings of the board of Directors, and shall perform such other duties as may be prescribed by the board of Directors or the Chief Executive Officer, under whose supervision he or she shall be.

         74.7 The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board of Directors. She or he shall disburse the funds of the Company as may be ordered by the board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the board of Directors at its regular meetings, or when the board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Company.

         74.8 The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the

                  Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the board of Directors may from time to time prescribe.

75. The Directors may, from time to time, appoint one or more of their body to the office of Managing Director, or any other office, on such terms and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be Director, or if the Company in general meeting resolves that his tenure of the office of Managing Director or such other office be determined.

76. The Company in general meeting or the Directors may appoint Presidents, Chief Executive Officers, Vice-Presidents, Treasurers, Secretary-Treasurers, Secretaries, Managers and such other officers of the Company for such term and at such remuneration and upon such conditions as the members or Directors think fit and any President, Chief Executive Officer, Vice-President, Treasurer, Secretary-Treasurer, Secretary, Manager or other officer so appointed may be removed by the members in general meeting or by the Directors.

77. A Director may appoint any person to act as his proxy only in respect of the annual meeting of the Directors required to be held in the Cayman Islands in each year pursuant to the Law. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and notice of every such appointment or revocation must be given to the Company, and the appointee need not be a Director or member of the Company, but he must furnish the Company with his address.

                         POWERS AND DUTIES OF DIRECTORS

78. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting-up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to any regulations of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

79. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, bonds and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

80. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the

         Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

81. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

82. The Directors shall cause minutes to be made in books provided for the purpose:-

         82.1 of all appointments of officers of the Company made by the Directors;

         82.2 of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

         82.3 of all resolutions and proceedings at each meeting of the Company and of the Directors and of any committee of the Directors.


                  DISQUALIFICATION AND PROCEEDINGS OF DIRECTORS

83.      The office of Director shall, ipso facto, be vacated if the Director:-

         83.1     dies;

         83.2 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         83.3     is found to be or becomes of unsound mind; or

         83.4     resigns his office by notice in writing to the Company; or

         83.5 subject to Article 9.1, is removed from office by a resolution of the Company or as provided in Article 9.1.

84. The Directors may meet together either within or without the Cayman Islands for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Except as otherwise determined by the Directors, it shall not be necessary to give written notice of a meeting of Directors. The Directors or any committee thereof may participate in a meeting of the board of Directors or of such committee by means of conference telephone, or similar communications equipment by means of which all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

85. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed shall be a majority of the Directors from time to time provided always that if there is only a sole Director then, subject as otherwise provided in these Articles, that Director shall be a quorum and such Director may transact business by written resolution as if a meeting were being held under the provisions of these Articles.

86. A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the Articles for the time being vested in or exercisable by the Directors generally.

87. A resolution in writing signed by all the Directors in office (including any duly appointed alternate Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

88. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, subject to article 9.1, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

89. Subject to Article 74, the Directors may elect a Chairman of their meetings and determine the period for which he is to hold office but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

90. The Directors may, by a resolution passed by a majority of the whole, delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors. Save as aforesaid the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles regulating the proceedings and meetings of Directors. Save as aforesaid the Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of Directors shall have and may exercise all the powers and authority of the board of Directors in the management of the business and affairs of the Company, and may authorise the seal of the Company to be affixed to all papers which may require it but no such committee shall have the power or authority in reference to recommending to the members the sale, lease, or exchange of all or substantially all of the Company's property and assets or recommending to the members a winding-up and dissolution of the Company and, unless the delegating resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorise the issuance of shares. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of Directors.

91. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued on in office and was qualified or had continued to be a Director and had been entitled to be a Director.

                          TENURE OF OFFICE OF DIRECTORS

92. Subject to Article 9.1, the Company may, by ordinary resolution, appoint any person to be a Director and may, again, subject to Article 9.1, in like manner, remove any Director and may, again, subject to
         Article 9.1, in like manner, appoint another person in his stead.

93. Subject to Article 9.1, the Directors shall have the power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles and so that any Director so appointed shall hold office until the next ordinary general meeting of the Company.

                              PRESUMPTION OF ASSENT

94. A Director who is present at a meeting of the board of Directors or a committee thereof at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL

95. Any seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or Assistant Secretary or some person appointed by the Directors for the purpose provided that a Director, Secretary or other officer of the Company or representative (including, without limitation, a registrar or transfer agent) or attorney may, without further authority of the Directors, affix any seal of the Company over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever and provided further that share certificates representing shares in the capital of the Company shall, subject to Article 11, be under seal signed by a Director and countersigned by the Secretary or another Director or other authorised person and that the Directors may authorise certificates to be issued with the seal and authorised signatures affixed by some method or system of mechanical process.

96. The Company may have for use in any territory, district or place not situate in the Cayman Islands, one or more official seal or seals each of which shall be a facsimile of the Seal of the Company and each of which such seal or seals may bear the addition on its face of the name of the territory, district or place where it is to be used.

                             DIVIDENDS AND RESERVES

97. Subject to the Law and as otherwise provided in these Articles, including, without limitation, Article 9.2, the Directors may declare dividends on the shares of the Company outstanding and authorise payment of the same out of the funds of the Company and may, subject to
         Article 9.2, from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. No dividend shall be paid otherwise than out of profits or out of the share premium account or otherwise as permitted by the Law.

98. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, including, without limitation, the rights set out in Article 9.2, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. Subject to Article 9.2, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

99. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to divide.

100. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

101. With the sanction of a general meeting, any dividend may be paid wholly or partly by the distribution of specific assets and, in particular, of paid-up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and, in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Directors.

102. Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the member or person entitled thereto or, in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holders, as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the member or person entitled or such joint holders, as the case may be, may direct.

103. No dividend shall bear interest against the Company. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of six years after having been declared shall be forfeited and shall revert to the Company.

                            CAPITALISATION OF PROFITS

104. Subject as otherwise provided in these Articles, the Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of the fixed dividend on any shares entitled to fixed preferential dividends and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid-up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

105. Whenever such a resolution as aforesaid has been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                               ACCOUNTS AND AUDIT

106. The Directors shall cause proper books of account to be kept with respect to:-

         106.1 all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

         106.2    all sales and purchases of goods by the Company; and

         106.3    the assets and liabilities of the Company.

         Proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

107. The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors as a board and individually.

108. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting.

109. The Company in general meeting may determine or, failing such determination, the Directors may determine: -

         109.1 that there be prepared and/or laid before the Company a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as the Company or Directors may determine;

         109.2 that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the auditor's report which, not less than seven days before the date of the meeting, shall be sent to all persons entitled to receive notices of general meetings of the Company; and

         109.3 that the accounts relating to the Company's affairs may be audited in such manner as may be determined from time to time.

110. The Company in general meeting may revoke, alter or amend any such determination under the preceding Article and the Directors may revoke, alter or amend any determination made by the Directors under the preceding Article.

                                     NOTICES

111. A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address or, if he has no registered address in the Cayman Islands, to the address, if any, supplied to the Company by him for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected, in the case of a notice of a meeting, at the expiration of twenty four hours after the letter containing the same is posted and, in any other case, at the time at which the letter would be delivered in the ordinary course of post. A notice may also be sent by cable, telex or telefax and service of the notice shall be deemed to be effected by properly addressing, prepaying and sending the notice through a transmitting or communications organisation and to have been effected at the expiration of twenty four hours after the same is sent as aforesaid.

112. Subject to Article 115 which shall prevail, if a member has no registered address and has not supplied to the Company an address for the giving of notices to him, a notice addressed to him or to shareholders in general meeting and advertised in a newspaper circulating in the Cayman Islands or the official gazette shall be deemed to be duly given to him at noon on the day following the day on which the newspaper or official gazette is circulated and the advertisement appeared therein.

113. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the share.

114. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

115. Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

         115.1 every member except those members who (having no registered address in the Cayman Islands) have not supplied to the Company an address for the giving of notices to them; and

         115.2 every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting.

         No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

116. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between members or different classes of members. The liquidator may with the like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of contributories as the liquidator, with the like sanction shall think fit but so that no member shall be compelled to accept any shares or other securities whereon there is a liability.

117. If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the paid-up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up at the commencement of the winding up on the shares held by them respectively. If, on a winding up, the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid on the shares held by them respectively. This Article is to be without prejudice to the rights of holders of shares issued upon special terms and conditions.

                                    INDEMNITY

118.     118.1    To the fullest extent now or hereafter permitted by applicable laws, no Director, Managing Director, President,
                  Vice-President, Manager, Secretary, Assistant Secretary,
                  Treasurer or other officer of the Company or his or their heirs and personal representatives shall be personally liable to the Company or its members for monetary damages for breach of fiduciary or other duties as a Director or officer, if applicable, except (i) for any breach of a Director's duty of loyalty to the Company or its members, (ii) for acts or omissions not in good faith which involve intentional misconduct or knowing violation of law, or (iii) for any transaction from which a Director derived an improper personal benefit.

         118.2 Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorised by the laws of the Cayman Islands, as the same exist or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such laws permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys` fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure for the benefit of his or her heirs, executors and administrators provided, however, that, except as provided in Article 118.3 the Company shall indemnify any such person seeking indemnification in connection with the Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorised by the board of Directors. The right to indemnification conferred by this Article 118 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition provided, however, that, if the laws of the Cayman Islands require, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 118 or otherwise. The Company may, by action of its board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

         118.3 If a claim under Article 118.2 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defence to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct, if any, which make it permissible under the laws of the Cayman Islands or these Articles for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defence shall be on the Company. Neither the failure of the Company (including its board of Directors, independent legal counsel, or its members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct, if any, under the laws of the Cayman Islands or these Articles nor an actual determination by the Company (including its board of Directors, independent legal counsel, or its members) that the claimant has not met such applicable standard of conduct, if any, shall be a defence to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         118.4 The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 118 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or other applicable law, provisions of the Memorandum of Association, these Articles or agreement of the Company or vote of the members or board of Directors or otherwise.

         118.5 The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the laws of the Cayman Islands.

                      AMENDMENT OF MEMORANDUM AND ARTICLES

119. Subject to the provisions of the Law, the Company may by Special Resolution change its name, amend its objects or alter or amend these Articles either in whole or in part.

                         TRANSFER BY WAY OF CONTINUATION

120. The Company shall, subject to the provisions of the Law, and with the sanction of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.


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




NAME, ADDRESS & DESCRIPTION OF SUBSCRIBER/S

FOR: TRULAW CORPORATE SERVICES LTD.
OF P.O. BOX 866,
GEORGE TOWN, GRAND CAYMAN
HOLDING COMPANY

/s/ ANDREW G. KIDD
-------------------------------
(Authorised Signatory)
Trulaw Directors Limited
DIRECTOR
                                           DATED THIS 23RD DAY OF  JANUARY, 1998
WITNESS TO THE ABOVE SIGNATURE:-

/s/ SUSANNA GIULIANI
----------------------------
NAME

P.O. BOX 866, GEORGE TOWN,
GRAND CAYMAN


I,                               , Registrar of Companies in and for the Cayman
Islands DO HEREBY CERTIFY that this is a true and correct copy of the Articles
of Association of this Company duly incorporated on the     day of


---------------------------------
REGISTRAR OF COMPANIES





* THE COMPANY WAS INCORPORATED ON THE 23RD JANUARY, 1998. THESE AMENDED AND RESTATED ARTICLES OF ASSOCIATION WAS ADOPTED BY A SPECIAL RESOLUTION OF THE MEMBERS OF THE COMPANY PASSED ON THE 24TH FEBRUARY, 1999.


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